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                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                             New York, NY 10019-6099





September 11, 1998

Information Holdings Inc.
23 Old Kings Highway South
Darien, Connecticut 06820

Ladies and Gentlemen:

We have acted as counsel to Information Holdings Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about September 11, 1998 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 866,886 shares of Common Stock, par value $0.01 per share (the "Common Stock"), which are issuable upon exercise of stock options granted or to be granted under the Information Holdings Inc. 1998 Stock Option Plan (the "Plan").

As counsel for the Company, we have examined, among other things, such Federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we hereby inform you that in our opinion the shares of Common Stock to be originally issued upon exercise of stock options granted or to be granted under the Plan have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan for consideration in excess of $0.01 per share, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

Very truly yours,

/s/ Willkie Farr & Gallagher